Exhibit 10.73
May 2009
NUCRYST Pharmaceuticals Corp.
Board Compensation

Category	NUCRYST Plan	Annual Value (approx.)

Initial Equity Grant	5,000 Restricted Shares	n/a (1)
(immediate vesting, with 1,000 available for sale in
1 year and 4,000 to be held for duration of board service)
8,000 Stock Options

Annual Retainer	$15,000	$5,000
(Paid quarterly excluding
Chairman of the Board)

Board Meeting Fees	$2,000/meeting	$12,000 (assumes 6 meetings/year)
(including telephone meetings)

Annual Stock Award	3,000 Restricted Shares	$2,750(2)
(50% vest after 1 year and 50% after second year)
	2,000 Stock Options	Total Annual Board Comp. - $29,750 [TBD – based
on share price change]

Chairman of the Board Retainer	$100,000	$100,000
(Paid quarterly and in lieu of board and committee meeting fees)

Committee Chair Annual Retainer	$7,500 for Audit	$7,500 Audit Chair
(Paid quarterly)	$5,000 for Governance, Nominating & Compensation	$5,000 Governance, Nominating and Compensation Chair

Committee Meeting Fees	Audit	Assumes 6 Audit Committee Meetings per year
(including telephone meetings)	Chair – $1,500/meeting	Chair – $9,000
	Member – $1,200/meeting	Member – $7,200
	Governance, Nominating and Compensation Committee	Assumes 4 Governance, Nominating and Compensation
	Chair – $1,000/meeting	Committee meetings per year for
	Member – $800/meeting	Chair – $4,000
Member – $3,200

Total Annual Committee Comp. – $19,700

Total Annual Compensation – $49,450

Special Committee	$15,000 Special Committee Chair Retainer	Special Committee fees not included with Annual Compensation as
	$10,000 Special Committee Member Retainer	they are one time fees paid to the Special Committee Chair and
	$2,000/meeting for Chair & Member	members of the committee when a Special Committee is required.

Category	NUCRYST Plan	Annual Value (approx.)

Travel Fees	$1,000.00 for travel involving airtime of greater than 4 hours one way in North America
$2,000.00 for travel involving airtime of greater than 4 hours one way from another continent

Additional Fees	$2,000 per day plus
(For additional board work performed	$1,000.00 for travel involving airtime of greater than 4 hours one way in North America
at the request of the Board)	$2,000.00 for travel involving airtime of greater than 4 hours one way from another continent

(1)	The initial equity grant is not included in annual compensation however has an approximate value of $8,000.00 based on a share price of $0.55 as of May 13, 2009.
(2)	Approximate value of equity is based on share price of $0.55 as of May 13, 2009, and values restricted shares at face value and options at 0.333 of current share price.
Notes:
(1)	Directors are required to hold minimum equity equal in value to 2.5 times the annual retainer, which equates to $37,500. For purposes of this calculation, common and restricted shares are included, but options are not. Directors have 3 years to achieve this minimum ownership level.
(2)	The company has available to it a deferred share unit plan whereby directors may elect to receive DSUs in lieu of cash fees (retainers and meeting fees). This form of compensation will not likely be utilized for the 2009 calendar year.